UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2019

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
The New Home Company Inc. (the "Company") held its Annual Meeting of Stockholders on May 21, 2019 (the "Annual Meeting"). At the Annual Meeting, there were present in person or by proxy 19,622,573 votes, representing approximately 97.87% of the total outstanding eligible votes. The vote totals noted below are the final voting results from the Annual Meeting.
Proposal 1
The Company’s stockholders elected the following three directors to the Company's Board of Directors (the "Board") for a term of office expiring at the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, with voting results as follows:

Name	For	Withheld	Broker Non-Votes
Sam Bakhshandehpour	15,112,239	1,687,271	2,823,063
Michael Berchtold	15,048,901	1,750,609	2,823,063
Wayne Stelmar	14,939,959	1,859,551	2,823,063
Proposal 2
The Company’s stockholders ratified of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
19,421,410	132,601	68,562	-

Item 8.01	Other Events
Reference is made to the Definitive Additional Materials filed on Schedule 14A with the Securities and Exchange Commission by the Company on May 3, 2019 which disclosed William Witte's notice of resignation from the Board effective as of the Annual Meeting. William Witte's resignation from the Board became effective on May 21, 2019 and the Board was reduced from 9 to 8 directors and the number of class 3 directors was reduced from 3 to 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2019

The New Home Company Inc.

	By	/s/ Miek Harbur
Miek Harbur, Vice President, General Counsel and Secretary